UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 1, 2013

TROPICANA LAS VEGAS HOTEL AND CASINO, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

000-53894 (Commission File Number)	27-0455607 (I.R.S. Employer Identification No.)

3801 Las Vegas Boulevard South, Las Vegas, Nevada (Address of Principal Executive Offices)	89109 (Zip Code)

(702) 739-2722

 (Registrant’s Telephone Number, Including Area Code)

N/A

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. (b) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Tropicana Las Vegas Hotel and Casino, Inc. (“the Company”) announced that Mr. John Redmond has resigned from the Board of Directors of the Company effective June 30, 2013. Mr. Redmond’s decision to resign is due to his commitment to Echo Entertainment Group based in Australia, where he now serves as their Chief Executive Officer. His resignation is not a result of any disagreement with the Company or the Company’s Board of Directors.

Item 5.02. (d) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Tropicana Las Vegas Hotel and Casino, Inc. (“the Company”) announced the appointment of Mr. Larry Krause, age 63, to the Board of Directors of the Company (the “Board’) effective July 1, 2013. Mr. Krause will serve as the Chairman of the Audit Committee and Chairmen of the Gaming Compliance Committee. In consideration of his service on the Board and chairmanships, Mr. Krause will be compensated in accordance with the compensation plan for outside directors previously approved by the Board.

This appointment followed notification to the Board by the Onex Stockholders (as defined in the Stockholders’ Agreement, dated July 1, 2009 (the “Stockholders’ Agreement”), by and among the Company and its stockholders) that the Onex Stockholders have designated Mr. Krause (the “New Independent Director”) to serve as a director of the Company as the “Second Independent Onex Designee” pursuant to Section 4.2(b) of the Stockholders’ Agreement.

Mr. Krause most recently served as the Managing Partner of Deloitte & Touche’s Nevada practice from 2008 through May 2012. Mr. Krause was instrumental in successfully integrating the clients and personnel of Arthur Andersen’s Las Vegas practice into the Deloitte & Touche practice, when he initially joined their practice in May 2002. From 1999 until May 2002, Mr. Krause was the Partner-in-Charge of Arthur Andersen’s Las Vegas audit practice. Mr. Krause’s public accounting career spans nearly forty years with significant leadership in hospitality and gaming industry. During this time, he served as lead client service partner for many publicly-held clients including Fortune 500 companies. Mr. Krause is a certified public accountant in Nevada and California. Mr. Krause is currently a board member and treasurer for the United Way of Southern Nevada. He has both a bachelor and master degrees in business administration with a major in accounting from California State University.

Except as described above, there are no arrangements or understandings between Mr. Krause and any other person pursuant to which Mr. Krause was selected as a director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tropicana Las Vegas Hotel and Casino, Inc.

Date: July 1, 2013	By:	/s/ Joanne M. Beckett
	Name:	Joanne M. Beckett
	Title:	Vice President, General Counsel and Corporate Secretary